Exhibit 99.2
Final Transcript
     Conference Call Transcript
     PRAI — PRA International 2006 Earnings Guidance
     Event Date/Time: Jan. 11. 2006 / 9:00AM ET

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Final Transcript
PRAI — PRA International 2006 Earnings Guidance
C O R P O R A T E   P A R T I C I P A N T S
Dave Dockhorn
PRA International — EVP
John Lewis
PRA International — Director, Marketing & Public Relations
Pat Donnelly
PRA International — President and CEO
Matt Bond
PRA International — SVP and CFO
C O N F E R E N C E   C A L L   P A R T I C I P A N T S
Alex Alvarez
Goldman Sachs — Analyst
Sean McMahon
Capital Management — Analyst
Dave Windley
Jefferies and Co. — Analyst
John Kreger
William Blair & Co. — Analyst
Ken Kulju
Credit Suisse First Boston — Analyst
Duane Pfennigwerth
Raymond James & Associates — Analyst
Steve Unger
Bear, Stearns & Co. — Analyst
P R E S E N T A T I O N
Operator
Good day ladies and gentlemen and welcome to the PRA International 2006 Earnings Guidance conference call. My name is Jen and I will be your coordinator for today.
[OPERATOR INSTRUCTIONS]
I would now like to turn the presentation over to Mr. John Lewis. Please proceed, sir.
John Lewis — PRA International — Director, Marketing & Public Relations
Good morning and welcome to PRA International’s 2006 Earnings Guidance conference call. My name is John Lewis and I am Director of Marketing and Public Relations for PRA.
By now everyone should have received or seen a copy of the press release that was issued today. If you have not seen the release you can access it on PRA’s website at www.prainternational.com or you can call Han Huie at FRB at 312-640-6688 and she will fax or email one to you immediately.

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2

Final Transcript
PRAI — PRA International 2006 Earnings Guidance
Before I turn the call over to Pat Donnelly, PRA’s President and Chief Executive Officer, I would like to read the Safe Harbor statement. Just to remind everyone today’s news release and this conference call contain forward looking statements that are subject to risks and uncertainties relating to PRA International’s future financial and business performance including estimates of net income and service revenue as well as many other predictive statements dependent upon future events or conditions or that include words such as expect, anticipate, intend, plan, believes, seek, may, will, estimate or other expressions of futurity.
You should not place undue reliance on any forward looking statements which represent the company’s estimates only as the date of this news release and call and are not intended to give any assurances as to actual future results.
Factors that might cause future results to differ include the amount of reimbursed out of pocket expense costs associated with client projects and programs, the amount of non-cash stock option expense which will depend on the company’s stock price and fluctuations of the price over time and general economic and business conditions.
PRA International’s actual results could differ materially from those anticipated in these forward looking statements. Although these statements are based upon assumptions the company believes to be reasonable, based upon information available, they are subject to risks and uncertainties that are described more fully in the risk factors and management’s discussion and analysis of financial condition or results of operation section are in our report on Form 10K. This document can be accessed in the SEC Edgar database found at www.sec.gov.
Please note that PRA International assumes no obligation to update any of the forward looking statements in today’s news release or this conference call except as required by applicable Securities laws.
I would now like to turn the call over to host today, Pat Donnelly, PRA’s President and Chief Executive Officer.
Pat?
Pat Donnelly — PRA International — President and CEO
Thank you, John. Good morning. I realize it is an early morning for many of you who are attending the JP Morgan conference this week and I appreciate you being on the call.
I would like to welcome all of you to PRA International’s conference call to discuss financial guidance for 2006. Presenting with me today is Matt Bond, PRA’s Chief Financial Officer and David Dockhorn, PRA’s Executive Vice President of Clinical Operations.
While I will provide you with fourth quarter and 2005 new business awards and cancellation information, let me remind you that this data is being presented prior to the completion of our 2005 financial audit.
Regarding 2005 we anticipate service revenue to be around 295 million. Slightly below our forecast of 300 million, as a handful of contracts have been slow to get started, along with the timing and execution of certain change orders. Earnings per fully diluted share for 2005 will be about $1.30, below our previously revised forecast of $1.32 to a $1.36. We plan to have a earnings release and conference call to review detailed fourth quarter and full year results on February 22, at 9:00 a.m. Eastern Time.
Let me start by saying that the milestones we achieved in 2005, our first full year as a public company gives me great confidence in PRA’s future growth prospects with the solid foundation we currently have in place. We continue to enhance our leadership position in the conduct of global clinical trials on behalf of the pharmaceutical industry. Our unique model and professional staff enables us to complete some of the most complex clinical trials on six continents needed to support the development of major pharmaceutical and biotech products.
We made great strides in our therapeutic expertise across all development phases and built upon on scientific depth and expertise. In 2006, we plan to further expand our product development service offerings. We have an attractive customer base, working with nine of the top ten largest pharmaceutical companies and seven of the top ten biotech companies.
PRA continues to be the only CRO with over half of its new business awards coming from the fast growing biotech segment. We have a strong relationship with our clients, which is confirmed by our roughly 80% repeat business rate. And we continue to maximize our opportunities for success with the implementation of our project assurance commitment.

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Final Transcript
PRAI — PRA International 2006 Earnings Guidance
And we have a tremendous management team and staff. Last week we had our annual sales meeting and I’m proud to say that the excitement, commitment and enthusiasm about PRA’s future is stronger than ever, especially coming off the strong fourth quarter in new business awards.
Looking at today’s release, you will see that for 2006 we expect service revenue, excluding reimbursed out of pocket expenses associated with client projects and programs to be in the range of 325 to 330 million. Earnings per diluted common share for the full 2006 are expected to be in the range of $1.27 to $1.31, which includes the impact of our stock option expense.
Without the non-cash stock option expense, the earnings per diluted share are expected to be in the range of $1.37 to $1.41. As you know, beginning January 1, 2006 GAAP will require us to report stock compensation expenses for stock options in computing earnings per share. We estimate that this expense will be approximately $4 million for PRA in 2006.
Today, we are providing both earnings per share numbers that reflect the stock option expense and earnings for share numbers that exclude the non-cash stock option expense. While this non-GAAP financial measure is not superior to or a substitute for GAAP EPS, we believe this non-GAAP measure will provide useful information to investors regarding anticipating operating performance and allow for more accurate and less volatile period-to-period comparisons.
I am also pleased to announce that we continue to experience robust new business awards. Total new business awards in the fourth quarter were 161.8 million, bringing full year 2005 new business awards to a record level of 479.3 million.
Cancellations in the fourth quarter of 2005 where 25.5 million. Full year 2005 project cancellations were 15.7% of total new business awards. Gross book to bill is anticipated to be 2.34 times and 1.63 times for the fourth quarter and full year 2005 respectively. For the fourth quarter and full year 2005, net book to bill is expected to be 1.97 and 1.37 times respectively as well. Biotechnology continues to provide a significant amount of new business awards to PRA, totaling roughly 56% for the year.
Furthermore, we are pleased to report that we ended the year with 38 new customers overall. While we are thrilled at the level of new business awards and excited by PRA’s already strong position in the CRO market, we are by no means complacent.
We continue to make significant investments in our people and plan on doubling the number of high-end consultants in our global product development services group. In fact, our recruiting efforts for targeted staff are full out. We anticipate adding roughly 400 staff members in 2006 as we continue to grow the business and broaden the scope and depth of services we can provide our clients.
As relayed in the third quarter press release and conference call, we have realigned our organizational structure to be even more responsive and flexible to our customer’s needs. To deliver the project assurance experience, we are utilizing an engagement team approach which is focused on being a true partner to our partners, insuring comprehensive access to our therapeutic offerings and a tremendous depth and breathe of resources at PRA.
Furthermore, realignment drive enhanced accountability and focus to every customer both internally and externally. Our plan is to maintain our market leadership position in oncology and central nervous system areas. As well as increase our market share in cardiovascular and respiratory disease.
During 2005, we saw a 60% increase in new business awards in CNS, a 47% increase in new business awards in cardiovascular and a 38% increase in new business awards in respiratory. From a much larger base of approximately 225 million our new business awards in oncology increased 7%.
Also in 2006, we anticipate further broadening our geographic scope and strengthening our regulatory late stage and safety service offerings. It is all about having a client-centric model, the depth of scientific knowledge, product development expertise, a global presence and the right people in the right place.
To give you one recent example we solidified our leadership position in oncology with the Bayer/Onyx approval of Nexavar. This was based on the largest randomized placebo controlled international trial ever for renal cell cancer. Nexavar follows the approval of Genentech/Roche’s Avastin and Velcade which was co-developed by Millennium and J&J. Three major oncology product approvals in three years in tandem with the expertise of PRA.
Now to provide additional detail on our financial picture in light of the guidance provided today, I will now ask PRA’s Chief Financial Officer, Matt Bond to share some additional comments.

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Final Transcript
PRAI — PRA International 2006 Earnings Guidance
Matt?
Matt Bond — PRA International — SVP and CFO
Thanks Pat. Good morning and thank you for joining our call this morning. I’m going to focus my comments on certain financial topics to further clarify our press release. All service revenue numbers and operating margins included in our remarks today, exclude reimbursed out of pocket costs associated with client projects and programs.
Although this non-GAAP financial measure is not superior too or a substitute for GAAP total revenue, we exclude reimbursed out of pocket costs because they are difficult to accurately forecast and are immaterial because they do not affect operating income, net income or earnings per share.
As Pat indicated earlier, our 2005 guidance was impacted by the delay in certain projects along with the delay in execution of certain change orders. As we have discussed in the past our contracts undergo modifications over the contract period and we pursue change orders for these modifications.
During the modification process we recognize revenue on change orders only to the extent we incur costs. The execution date of the change order is the trigger point at which we recognize as revenue the profit elements of the cost incurred for services provided under the change order.
Said differently, the revenue recognized change order execution date usually has a significant impact on our service revenue and flows through to our margins. The delay in change order execution in the fourth quarter and the delay in certain contracts contributed to the downward revision of our EPS guidance.
For 2006 our service revenue forecast is 325 to 330 million, up 11% from our full year 2005 guidance of approximately 295 million. Consistent with historical trends, we expect more than one half of our 2006 service revenue to be earned from our biotech customers and the balance from large pharmaceutical and Japanese clients.
On the currency front, we expect to have a backlog that possesses a very similar currency mix from 2005, with approximately three quarters of it being dominated in the U.S. dollar and the balance in the Euro and the Sterling.
With regards to our margin, we expect the charge for stock options to be approximately $4 million based upon on our life-to-date trading history and the guidance from the SEC for issuers similar to PRA, with a more limited trading history.
In addition, our overall forecast reflects certain incremental costs related to the recruitment and hiring of experienced staff to augment our service offerings and to supplement our experienced workforce.
As Pat mentioned, in order to meet the demands of our strong new business awards we will need to expand our workforce by approximately 8%. We believe the market for experienced product development directors, medical experts, project managers and CRAs is very challenging today and will continue that way during 2006 as the CRO industry overall posts record new business awards. We have projected these incremental costs in our operating plan.
On the foreign currency front, our operating plan reflects the following exchange rates — the Euro 1.18, Sterling 1.70, Canadian Dollar 0.85. While there are many other currencies in our operating plan, these are the more significant currencies in which we execute work. Consistent with our approach in 2005, we are in the process of executing new forward contracts for each of these currencies and should have them in place by the end of the month.
Our effective tax rate for 2006 is expected to be 35%. That said, our GAAP net income forecast per fully diluted share is $1.27 to $1.31. Excluding the impact of our stock options expenses, the diluted EPS is $1.37 to $1.41. As you can see the impact of the new rules on stock options is about $0.10 per share or 7%. Our 2006 guidance is based upon 24.5 million diluted shares.
The quarterly forecast for GAAP diluted earnings per share is as follows — Q1 — $0.30 to $0.31 per diluted share, Q2 — $0.32 to $0.33 per diluted share — Q3 — $0.32 to $0.33 per diluted share and Q4 - $0.33 to $0.34 per diluted share. The quarterly forecast for diluted earnings per share without stock options expense is as follows — Q1 — $0.32 to $0.33 per diluted share, Q2 — $0.34 to $0.35 per diluted share, Q3 — $0.35 to $0.36 per diluted share and Q4 — $0.36 to $0.37 per diluted share.

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Final Transcript
PRAI — PRA International 2006 Earnings Guidance
Capital expenditures for 2006 are expected to be $13 to $15 million with approximately 80% of the expenditures in IT. Our major project in 2006 is enhancing our data management platform and related electronic data capture capabilities.
Cash flow from operations is expected to be between $36 and $41 million. We are forecasting that terms on new contracts, specifically the funds we obtain at closing, will continue to be affected by the competitive pressures. And our DSO metric will continue to increase and should move from a current mid-teens number to an industry norm number. This is a number that has inherent variability due to the closing terms and the project milestone events. That being said, we are still in the upper quartile for the DSO metric for the industry.
That concludes my remarks at this time.
Pat, David and I would like to open the call up to Q&A.
Operator?
Q U E S T I O N   A N D   A N S W E R
Operator
[OPERATOR INSTRUCTIONS].
Your first question is from Dave Windley with Jefferies.
Dave Windley - Jefferies and Co. — Analyst
Hi, good morning gentlemen. I’m one of the folks out in the San Francisco, so it’s a little early for me. The two questions that I wanted to ask you were on labor market, Pat, the tightness around the hiring for high-end consultants. Is that — any additional color on that would be appreciated, but is that maybe specific maybe to your high concentration in oncology and CNS or do you pretty much see that across the board?
Pat Donnelly — PRA International — President and CEO
I think it is to some degree. As you highlight there are very specific needs, not only from the stand point of oncology and CNS but our clients are getting much smarter in asking for not only oncology experience but, for example, renal cell experience. So you’re really matching it further down, especially when you get into the high-end consultants. So finding the right mix of people that augment your current staff is a challenge.
Dave Windley — Jefferies and Co. — Analyst
Okay and then translating that into the increase in costs, I guess based on what you just said it is pretty obvious that part of it is you are having to pay up for these specialists to get them to join the company or is it the kind of process costs, you know, whether it’s head hunter or other recruiting type costs that now the bigger ballooning costs as you head into 2006?
Pat Donnelly — PRA International — President and CEO
Basically both, but as you highlight — I mean it’s not a question of “paying up,” I think it’s this market. And as you know you and I have been in this industry a long time, and it reminds me a fair amount of let’s say the 96, 97 timeframe, when salaries took a pop across-the-board as we were expanding at that time at PRA, and we — as Matt pointed out, we’ve factored that into our guidance numbers as well.
Dave Windley — Jefferies and Co. — Analyst

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Final Transcript
PRAI — PRA International 2006 Earnings Guidance
Okay, I’ll obey the two questions and hop out and hop back in, thanks.
Operator
Your next question is from John Kreger, with William Blair.
John Kreger — William Blair & Co. — Analyst
Thanks, good morning guys. I think a year or so ago, Pat, you talked about some longer-term growth expectations in light of the revised guidance for 06. Can you perhaps revisit those and let us know if that, from your perspective, has changed at all? And my second question is given the great bookings that you announced this morning, do you expect the revenue growth trend to be stronger in the second half of the year versus the first half?
Pat Donnelly — PRA International — President and CEO
Right, let me kind of take the first one, which is more the strategy of PRA question, the way I understand it. You know, we haven’t changed anything on that front. I mean we are going to continue to expand, as I outlined in the opening comments, our late stage business, meaning phase four, we are still out there, as I think everyone is looking to find a nice first-time [in man] phase 1 unit. We plan on expanding our capabilities in Asia, and also in Latin America, from a geographic perspective. I think you know the major strategic focus of the company is to continue to expand the service offerings. It hasn’t changed at all.
As it relates to your second question, I think what we typically see, and you’ve got to remember one thing, as it relates to our mix of business versus a lot of our competitors, as we outlined in the opening comments, 50% of our revenue comes from the biotech side of the house. It typically takes a little longer for us to go from awards to what I will call the revenue recognition.
Our rule of thumb is typically about 100 days, until we really start seeing the studies crank. The issue that we had on the fourth quarter that Matt outlined as well, is we had three biotech clients had delays, one had to go get some additional FDA approvals, which were achieved, and the second one is just having some drug stabilization issues, and so you know, we are looking at those more as delays than anything else.
So, to answer your question directly, I think what we are anticipating with the robust new business awards, especially in fourth quarter, we will see that start to kick in in the beginning, probably half way through second quarter, and then all the way through the balance of the year.
John Kreger — William Blair & Co. — Analyst
Thanks, Pat.
Operator
Your next question is from Steve Unger, with Bear Stearns.
Steve Unger — Bear, Stearns & Co. — Analyst
Hi, good morning. First question I had is just related to the change order execution. Could you quantify how much that was and is that expected to be — are those change orders expected to be executed then in the first quarter?
Pat Donnelly — PRA International — President and CEO
I’ll take it, Matt. Thanks. You know, it’s basically, if you look at our shortfall, about half change order, half initiation of contract work. We anticipate those change orders getting signed in the first quarter. As a matter of fact, one of them was signed — or actually, Matt is showing — giving me the heads up here and saying two. Two were signed last week. It’s just a lot of it was just getting the appropriate signatures on pieces of paper over the holidays.

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Final Transcript
PRAI — PRA International 2006 Earnings Guidance
Steve Unger — Bear, Stearns & Co. — Analyst
Okay, and then second question, just dovetailing off what Dave asked, in terms of high-end consultants, how meaningful is that? I mean I wasn’t aware that that was a meaningful part of your new hire plans. Is that...
Pat Donnelly — PRA International — President and CEO
Oh, it’s a big part of our new hire plan, Steve. It’s what differentiates us, why we have the book of business in biotech. We are going in and assisting them with protocol designs, how to structure and how to put together their programs, getting full-service awards, pretty much back to the project assurance and the partnership aspect that we strive to have with our clients. I think that also allows us to maintain the upper quartile issue as far as margins. So I think it’s a key aspect of our strategic focus and a differentiator for us in PRA.
Steve Unger — Bear, Stearns & Co. — Analyst
Okay. And then does that also include any potential for building, or the expectation to build, another therapeutic franchise in 2006? Where are you at in that initiative?
Pat Donnelly — PRA International — President and CEO
We are looking at that. We have historically — how we build those is first and foremost go get the scientific expertise and build that. We are trying to look at two, some gastrointestinal or metabolic disorders, as well as possibly infectious disease, but we’re trying to find the right thought leaders first to join PRA and then build the business around that, and that’s historically what’s been our model that we initiated back in the mid-90s, with oncology, and then in the later 90s with CNS, and I think it’s panned out well for us, and we believe in that model.
Steve Unger — Bear, Stearns & Co. — Analyst
Okay. And then just lastly, the way we should look at then the revenue ramp from it looks like the 70 million that you are going to do roughly in the fourth quarter. We should start to see accelerated revenue. We see a step up with the change orders kicking in in the first quarter, and then accelerated revenue growth in the back half of the year, is that —
Matt Bond — PRA International — SVP and CFO
Yes, that’s the way to look at it, Steve. This is Matt. We will see the impact of the new business awards that we just discussed in Q4 really coming through in the latter half of Q2 and fully engaged in Qs 3 and 4.
Steve Unger — Bear, Stearns & Co. — Analyst
Okay. Great, thank you. Appreciate it.
Operator
[OPERATOR INSTRUCTIONS]
Your next question comes from Alex Alvarez with Goldman Sachs.
Alex Alvarez — Goldman Sachs — Analyst

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Final Transcript
PRAI — PRA International 2006 Earnings Guidance
Good morning guys. In terms of the higher expenses that’s implied in your guidance, is all that — should we see that all that is from the higher recruiting expenses or are there any other expenses you’re planning to make in 2006? And then secondly, can you just tell us the share count that you’re using in your estimates?
Matt Bond — PRA International — SVP and CFO
Yes Alex, I think for our ‘06 plan we’ve got incremental recruiting costs, as well as expanding the workforce and the theme of the scientific expertise that we need to execute the business. So both of those elements are present in our expense structure for ‘06. And 24.5 million diluted share equivalents is what we’re using.
Alex Alvarez — Goldman Sachs — Analyst
All right, thanks guys.
Operator
Your next question is a follow-up question from Dave Windley, Jefferies.
Dave Windley — Jefferies and Co. — Analyst
Hi, thanks for taking the follow-up. Matt, on the change order accounting, can you describe to me what the rationale is for including revenue up to the extent of costs prior to the change orders signing? Is that driven by the belief that you’re going to get the change orders? I guess the crux of the question is why not all or none?
Matt Bond — PRA International — SVP and CFO
We take the cost side of the change order that we are working on as revenue, based upon the premise that we’ve reached consensus with our sponsor that the work is warranted and they want us to do it. We wait in accordance with the accounting rules until it gets signed to pick up the profit element, and that is the way we’ve interpreted SAB 101 and have vetted that through our accountants, as well as fully disclosed in our filings with the Securities and Exchange Commission.
Dave Windley — Jefferies and Co. — Analyst
Okay, all right, that’s helpful. And Pat, just sealing off John’s question earlier, on your revenue growth and the long-term strategic plan you clearly said that there has been no changes. Your — at the time of IPO you talk about I think say approaching a mid teens, 12 to 14 I think is the number, topline growth rate percentage, and your bookings through this year up to the fourth quarter obviously a little may be softer than the industry that might contribute to a 2006 revenue growth that still trails that guidance, but I just wanted to kind of pin you down a little bit harder on what do you think brings you up into that 12 to 14% range, and how long you think it takes to get there.
Pat Donnelly — PRA International — President and CEO
Okay, as Matt outlined, we are forecasting 11% growth for ‘06, and I think expansion, as Steve’s talked about, into other therapeutic areas is going to be the key way for us to get up into that 12 to 14 range.
Dave Windley — Jefferies and Co. — Analyst
Okay.
Pat Donnelly — PRA International — President and CEO

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Final Transcript
PRAI — PRA International 2006 Earnings Guidance
Broadening and our penetration in those therapeutic areas. I think we are also looking as it relates to our industry a lot of questions that may be out there as it relates to quality. I think PRA has always been a leader in the quality side of the house, with our ISO registration, and our push in our quality and process management group. I think that’s going to bode well for us in the future.
I also think that if you were to anecdotally talk to people in the industry, I think we may even have a little bit of a negative knock as we are too process driven as an organization. But that said, I think our clients are saying that has a real plus as we move forward, based on some of the things that are happening.
Dave Windley — Jefferies and Co. — Analyst
Okay, so if I could follow up on that, based on your comments, as a result of some of the questions and I take that to the kind of a reference to some issues ongoing currently with a competitor, are you seeing business that you believe is coming to you directly attributable to those issues and, or are you having with clients that indicate that?
Pat Donnelly — PRA International — President and CEO
I don’t think so and new business awards that we took in the fourth quarter was already quote “in the pipeline.” We were there before any of the other stuff was public. I think it’s out there, I think our clients are asking questions. I think a lot of us are — I was out at the CSFB Health-care Conference doing one-on-ones the day a lot of this popped, and I think I spent more time talking to that matter than talking about PRA, yet it’s probably the one competitor that I know the least about.
So I think right now the jury is out on what is going to transpire. I think our clients are looking and auditing individuals probably a little more is what we are seeing, so I think there is a question mark from our sponsors and I think they are looking at making sure that certain things are performed at standards.
Dave Windley — Jefferies and Co. — Analyst
Right, and if I would just ask a last one before I drop out, relative to the stock, did you guys put in place any 10B5 plans coming in to 2006?
Pat Donnelly — PRA International — President and CEO
We put in a 10B5 program in place for all the senior management in the third quarter.
Dave Windley — Jefferies and Co. — Analyst
Okay, all right. And so those recent styles were under the auspices of that plan?
Pat Donnelly — PRA International — President and CEO
Correct.
Dave Windley — Jefferies and Co. — Analyst
Okay. All right, thank you.
Operator
Your next question comes from Duane Pfennigwerth with Raymond James.

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Final Transcript
PRAI — PRA International 2006 Earnings Guidance
Duane Pfennigwerth — Raymond James & Associates — Analyst
Hi, thanks. I’m wondering if you could talk a little bit about the pricing environment currently and, you know, if you think in 2006 you could perhaps offset some of the labor costs created with pricing increases.
Pat Donnelly — PRA International — President and CEO
I think the market is holding. I think we are seeing more price issues in terms, as Matt alluded to, as it relates to upfront payments and milestones and a number of things along those lines. I think the most people inside the industry, and when I say industry, I say broader, meaning the whole biotech and pharmaceutical industry as well, realize the cost associated with you know the personnel.
So I think you can — I don’t know if I can categorically say you can pass on certain costs, but I think the market that we see is willing to pay for expertise and quality. So as most on our clients have said, I’m more concerned about you hitting the market and hitting the milestones, and fulfilling your obligations and I am worried about a 2% discount, because if you look at the 900 million-dollar costs to bring a drug to the marketplace and the opportunities and the revenues lost with delays, that’s more paramount forum what conversations I have had with our clients then price increases or decreases to a minor extent.
Duane Pfennigwerth — Raymond James & Associates — Analyst
Great, thanks. And I was wondering if you could just repeat the cash flow from ops guidance, sorry I missed that.
Matt Bond — PRA International — SVP and CFO
Yes, 36 to 40 million.
Duane Pfennigwerth — Raymond James & Associates — Analyst
Thank you.
Operator
Your next question is from Ken Kulju, with Credit Suisse first Boston.
Ken Kulju — Credit Suisse First Boston — Analyst
Yes, good morning. A question just about how the margins — how you are saying gross margin and SGA performing as you progress through 2006. I’m assuming that those two metrics are going to be relatively flat year over year.
And then my second question is relating more to the heavy investments that you are making in ‘06. Would you expect that as that spending is absorbed in to ‘07, that you then have some opportunities to, you know leverage profitability and bring more gross margin operating margin to the bottom line.
Thank you very much.
Matt Bond — PRA International — SVP and CFO
Yes, Ken, on the gross margin concept, we are running in that 53 range and in our ‘06 plan, that will cycle down as we bring on the new people. And so that just sort of flows down into CFO and our OMs for ‘06. For ‘07, yes, we expect to get back the investment that we’re making and bring it back in line with our longer-term strategic guidance.

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Final Transcript
PRAI — PRA International 2006 Earnings Guidance
Ken Kulju — Credit Suisse First Boston — Analyst
Okay, thank you.
Operator
Your next question is from Sean McMahon, with Capital Management.
Sean McMahon — Capital Management — Analyst
Hi guys, most of my questions have been answered, but I just had a quick one on the IT spending. Is this a major rollout? And if it is, if there’s any hiccups along the deployment, you know, how materially does that affect your numbers going forward?
Pat Donnelly — PRA International — President and CEO
Probably the best way to describe our IT is we overhaul or replace a total IT system almost every 18 months here at PRA, and have done that for the last 10 years, because we think that, once again, is a big differentiator at PRA. So we’re pretty savvy and our IT group is pretty on top of performing those operations. We’ve had — you know, as we’ve already released in a press release, the collaboration with DataLabs as it relates to the EDC model and moving and transforming from one of our data management systems to that system.
We still are going to operate on Oracle Clinical, as well, so it isn’t what I’ll call a full-fledged transfer, and we will only do that and set up new studies. It’s not like we are going to transition old studies over there. So it’s an orderly transition. We’ve done this before. They are never easy, as almost everybody in business knows. Systems transitions are the biggest aspects are people and training costs, and making sure that when you’re bringing on 400 new people in the new year, not only are you educating the new people, but also your existing staff.
So it’s a challenge. I’m not going to underplay it here, by any stretch of the imagination, but we’ve done that historically over the last 10 years on a regular basis, and feel pretty comfortable with how we do that and the processes we have in place.
Sean McMahon — Capital Management — Analyst
Okay, thanks guys.
Operator
Your next question is coming from Steve Unger with Bear Stearns.
Steve Unger — Bear, Stearns & Co. — Analyst
Hi, just one more question. In terms of the fourth quarter itself, it looks like you’ve done a decent job of preserving profitability. Could you give me a little color, or give us a little color, on what initiatives were taken in the fourth quarter to do that? Is that gross margin, SG&A? How about a little color?
Pat Donnelly — PRA International — President and CEO
Sure. I think it’s a credit to the management team and the staff here. I think we saw some of the issues with the delays. We put the brakes on as far as some of the hires that we had planned for the fourth quarter. We pretty much put a freeze on last quarter on SG&A hires unless it was an - kind of a replacement or an absolute. I think the systems that we alluded to in the earlier question, both from our compass management system and our utilization in data basics and the number of systems that we’ve put in place, gives us a ton of visibility into staff utilization, which allows us to forecast out typically about two quarters on needs and matching that along with therapeutic areas.

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Final Transcript
PRAI — PRA International 2006 Earnings Guidance
And David, who’s sitting here, probably can definitely add more colors to that than I. But, I mean, he’s been the person who spearheaded that whole effort last quarter. And I think it’s a tribute to the team and just the visibility that we have in our systems.
Steve Unger — Bear, Stearns & Co. — Analyst
So ...
Pat Donnelly — PRA International — President and CEO
Steve — Dave, do you want to add anything to that?
Dave Dockhorn — PRA International — EVP
No, I think you’re totally right. We controlled resources. We moved the people onto projects that had some availability and that’s how we held it down.
Steve Unger — Bear, Stearns & Co. — Analyst
So then, was the gross margin in the quarter preserved above 50%?
Pat Donnelly — PRA International — President and CEO
Steve, I’m hesitating because I’ve got an auditor and one of the lawyers kicking me under the table, Steve.
Pat Donnelly — PRA International — President and CEO
We did okay and things are in line with the guidance we’re given.
Steve Unger — Bear, Stearns & Co. — Analyst
Okay. Okay. Okay. Fair enough.
Pat Donnelly — PRA International — President and CEO
We’ll give you more in February, — the lawyers are doing somersaults here.
Steve Unger — Bear, Stearns & Co. — Analyst
All right. Fair enough. Thanks.
Operator
[OPERATOR INSTRUCTIONS]
As there are no further questions in queue, I’ll hand the presentation back to Mr. Matt Bond for closing remarks.
Matt Bond — PRA International — SVP and CFO

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Final Transcript
PRAI — PRA International 2006 Earnings Guidance
I think we’re going to take the closing remarks back to Pat here.
Pat Donnelly — PRA International — President and CEO
Okay. Guys, just happy New Year. I want to say thanks for getting up early for a lot of you and we appreciate you guys and the great questions. And if you have any further follow-ups or anything, feel free to give Matt a call or myself and we’ll coordinate those and make sure we get back to you as soon as possible.
So, once again, thanks and have a great day.
Operator
Ladies and gentlemen, we thank you for your participation in today’s conference. This concludes the presentation. You may now disconnect. Have a nice day.
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